Exhibit 5.1

JONES DAY

NORTH POINT  •  901 LAKESIDE AVENUE  •  CLEVELAND, OHIO  44114.1190

TELEPHONE: +1.216.586.3939  •  FACSIMILE: +1.216.579.0212

July 31, 2012

Cintas Corporation
6800 Cintas Boulevard
P.O. Box 625737

Cincinnati, Ohio 45262

Re: Registration Statement on Form S-3 filed by Cintas Corporation No. 2 and the Guarantors

Ladies and Gentlemen:

We have acted as counsel for Cintas Corporation, a Washington corporation (the “Parent”), Cintas Corporation No. 2, a Nevada corporation (the “Issuer”), Cintas Corporation No. 3, a Nevada corporation (“Cintas No. 3”), Cintas Corp. No. 8, Inc., a Nevada corporation (“Cintas No. 8”), Cintas Corp. No. 15, Inc., a Nevada corporation (collectively with the Parent, Cintas No. 3 and Cintas No. 8, the “Non-Covered Guarantors”), Cintas-RUS, L.P., a Texas limited partnership (“Cintas-RUS”), and Cintas Corporate Services, Inc., an Ohio corporation (together with Cintas-RUS, the “Covered Guarantors” and, collectively with the Non-Covered Guarantors, the “Guarantors”), in connection with the authorization of the issuance and sale from time to time, on a delayed basis, by the Issuer of its senior debt securities (the “Debt Securities”), in one or more series, and the guarantees (the “Guarantees” and, together with the Debt Securities, the “Securities”) of the Issuer’s obligations under the Debt Securities by the Guarantors, in each case as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.              The Debt Securities, upon receipt by the Issuer of such lawful consideration therefor as the Issuer’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Issuer.

2.              Upon the execution, authentication, issuance, sale and delivery of the Debt Securities, the Guarantees thereof will constitute valid and binding obligations of the Guarantors.

ALKHOBAR • ATLANTA • BEIJING • BOSTON • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS • DUBAI DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID MEXICO CITY • MILAN • MOSCOW • MUNICH • NEW YORK • PARIS • PITTSBURGH • RIYADH • SAN DIEGO SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each series of Debt Securities and the Guarantees thereof offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each series of Debt Securities and the Guarantees thereof will have been established in accordance with (A) the authorizing resolutions adopted by the boards of directors or general partner (or authorized committees thereof), as applicable, of the Issuer and the Guarantors and (B) the charter or organizational documents of the Issuer and the Guarantors, as well as applicable law; (iv) the Issuer and the Guarantors will issue and deliver the Securities in the manner contemplated by the Registration Statement; (v) the resolutions authorizing the Issuer and the Guarantors to issue, offer and sell the Securities will have been adopted by the boards of directors or general partner (or authorized committees thereof), as applicable, of the Issuer and the Guarantors and will be in full force and effect at all times at which the Securities are offered or sold by the Issuer and the Guarantors; and (vi) all Securities will be issued in compliance with applicable federal and state securities laws.

For purposes of the opinions expressed herein, we have further assumed that: (i) the Securities will have been issued pursuant to an Indenture, dated as of May 28, 2002, by and among the Issuer, the Parent, the other Guarantors party thereto and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as trustee (the “Trustee”), as amended and supplemented (the “Indenture”); (ii) all terms of the Securities not provided for in the Indenture will have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Issuer, the Guarantors and the Trustee; and (iii) the Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

For purposes of the opinions expressed herein, we have further assumed that: (i) each of the Issuer and the Non-Covered Guarantors is, and will be at the time of issuance of any Securities, a corporation existing and in good standing under the laws of its jurisdiction of incorporation (each, a “Jurisdiction”), (ii) the Securities, as applicable (A) will have been authorized by all necessary corporate action of the Issuer and the Non-Covered Guarantors, (B) will have been executed and delivered by the Issuer and the Non-Covered Guarantors under the laws of the applicable Jurisdictions and (iii) the execution, delivery, performance and compliance with the terms and provisions of the Securities by the Issuer and the Non-Covered Guarantors will not violate or conflict with the laws of the applicable Jurisdictions, the terms and provisions of the charter documents of each of the Issuer and the Non-Covered Guarantors, or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to the Issuer or a Non-Covered Guarantor under the applicable Jurisdictions.

The opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of the Issuer and the Guarantors, and others. The opinions expressed herein are limited to the laws of the State of New York, the laws of the State of Texas and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day